EXHIBIT 99.1

News
For Immediate Release
4 Landmark Square Suite 400 Stamford, CT 06901 Telephone: (203) 975-7110 Fax: (203) 975-7902

Contact: Robert B. Lewis (203) 406-3160

SILGAN DECLARES QUARTERLY DIVIDEND

STAMFORD, CT, November 7, 2011 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of rigid packaging for consumer goods products, announced today that its Board of Directors has declared a quarterly cash dividend on its common stock.  The Board of Directors approved a $0.11 per share quarterly cash dividend, payable on December 15, 2011 to the holders of record of common stock of the Company on December 1, 2011.

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Silgan Holdings is a leading supplier of rigid packaging for consumer goods products with annual net sales of approximately $3.1 billion in 2010.  Silgan operates 82 manufacturing facilities in North and South America, Europe and Asia.  Silgan is a leading supplier of metal containers in North America and Europe, and a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.  In addition, Silgan is a leading supplier of plastic containers for personal care products in North America.

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